Exhibit 99.1

Corporate Relations One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	NEWS

FOR IMMEDIATE RELEASE	November 1, 2007
       CONTACT: PG&E Corporation

PG&E CORPORATION REPORTS THIRD QUARTER RESULTS,

REAFFIRMS GUIDANCE FOR 2007, 2008

▪
Consolidated net income reported under GAAP was $0.77 per share for PG&E Corporation for the third quarter, compared with $1.09 per share in the same quarter of 2006. All per-share amounts are presented on a diluted basis.

▪	Net income for the third quarter was $278 million, compared with $393 million in the same quarter of 2006.

▪	Guidance for 2007 earnings from operations is now specified as the upper half of the $2.70-$2.80 per share range. Guidance for 2008 earnings from operations is reaffirmed at $2.90-$3.00 per share.

(San Francisco) – PG&E Corporation’s (NYSE:PCG) consolidated net income reported in accordance with generally accepted accounting principles (GAAP) was $278 million, or $0.77 cents per share, in the third quarter of 2007, compared with $393 million, or $1.09 per share, in the same quarter of 2006. On a non-GAAP, earnings from operations basis, PG&E Corporation’s results in the third quarter were $0.77 cents per share. Earnings from operations in the third quarter of 2006 were $0.86 cents per share.
The year-over-year difference in earnings primarily reflects a number of non-recurring items that raised results in the 2006 third quarter, including the recovery of costs incurred for electric transmission scheduling services, the recovery of interest and litigation costs for disputed generator claims, and the utilization of a tax benefit for capital loss carry forwards. There were no comparable items in the third quarter of 2007.
“Our results in the third quarter keep us on track to meet our 2007 earnings expectations in the upper half of our guidance range of $2.70 to $2.80 per share,” said Peter A. Darbee, Chairman, CEO and President of PG&E Corporation.

“We also continue to make progress on our renewable energy initiatives. We signed new contracts for solar thermal and wind energy resources in the quarter, moving us further toward the 2010 renewable portfolio energy goal, and we stepped up our efforts to begin receiving the first deliveries of renewable bio-gas in California beginning in 2008,” Darbee said.
“Our ongoing challenge is to continuously improve service to our customers amid the pressure of rising costs, which has been and continues to be the focus of our business transformation efforts,” Darbee added.

EARNINGS GUIDANCE

PG&E Corporation’s guidance for 2007 earnings from operations is now specified in the upper half of the $2.70-$2.80 per share range and for 2008 is reaffirmed at $2.90-$3.00 per share.
Guidance assumes that the utility earns at least its authorized return on equity while growing its asset base and controlling its costs in line with regulatory approvals, and that the ratemaking capital structure is maintained at 52 percent equity.
PG&E Corporation discloses historical results and bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP (see the accompanying financial tables for a reconciliation of earnings from operations - historical results and EPS guidance - to consolidated net income in accordance with GAAP).

Supplemental Financial Information:

❑
In addition to the financial information accompanying this release, an expanded package of supplemental financial and operational information for the quarter will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

Conference Call with the Financial Community to Discuss First Quarter Results:

❑
Today’s call at 11:30 a.m. Eastern time is open to the public on a listen-only basis via webcast.  Please visit www.pgecorp.com for more information and instructions for accessing the webcast. The call will be archived on the website. Also, a toll-free replay will be accessible shortly after the live call through 9:00 p.m. EST, on November 7, 2007, by dialing 877-690-2093. International callers may dial 402-220-0648.

This press release contains forward-looking statements regarding management’s guidance for PG&E Corporation’s 2007 and 2008 EPS from operations. These statements are based on current expectations and various assumptions which management believes are reasonable, including that the Pacific Gas and Electric Company’s (Utility) rate base averages $16.9 billion in 2007 and $18.7 billion in 2008, that the Utility earns at least its authorized rate of return on equity, that the Utility’s ratemaking capital structure is maintained at 52 percent equity, and that the Utility is successful in implementing its initiatives to become more efficient and reduce costs.  These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which are outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to timely recover costs through rates;

•	the outcome of regulatory proceedings, including ratemaking proceedings pending at the California Public Utilities Commission and the Federal Energy Regulatory Commission;

•	the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;

•
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

•
operating performance of the Utility’s Diablo Canyon nuclear generating facilities (“Diablo Canyon”), the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•	the ability of the Utility to recognize benefits from its initiatives to improve its business processes and systems and customer service;

•	whether the Utility’s planned capital investment projects are completed within authorized cost amounts;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•	the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance or other third parties;

•	the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass; and

•	other factors and risks discussed in PG&E Corporation's and the Utility's reports filed with the Securities and Exchange Commission.

###

PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
(in millions, except per share amounts)	September 30,		September 30,
	2007	2006	2007	2006
Operating Revenues
Electric	$2,574	$2,470	$7,107	$6,547
Natural gas	705	698	2,714	2,786
Total operating revenues	3,279	3,168	9,821	9,333
Operating Expenses
Cost of electricity	998	884	2,606	2,195
Cost of natural gas	281	298	1,431	1,539
Operating and maintenance	953	795	2,794	2,639
Depreciation, amortization, and decommissioning	465	456	1,325	1,291
Total operating expenses	2,697	2,433	8,156	7,664
Operating Income	582	735	1,665	1,669
Interest income	36	40	125	104
Interest expense	(196)	(152)	(571)	(470)
Other income (expense), net	7	(22)	22	6
Income Before Income Taxes	429	601	1,241	1,309
Income tax provision	151	208	438	470
Net Income	$278	$393	$803	$839
Weighted Average Common Shares Outstanding, Basic	352	347	350	345
Net Earnings Per Common Share, Basic	$0.77	$1.09	$2.23	$2.36
Net Earnings Per Common Share, Diluted	$0.77	$1.09	$2.22	$2.33
Dividends Declared Per Common Share	$0.36	$0.33	$1.08	$0.99

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Net Income in Accordance with Generally Accepted Accounting Principles (“GAAP”)
Third Quarter and Year-to-Date, 2007 vs. 2006
(in millions, except per share amounts)

	Three months ended September 30,				Nine months ended September 30,

	Earnings		Earnings per Common Share (Diluted)		Earnings (Loss)		Earnings (Loss) per Common Share (Diluted)
	2007	2006	2007	2006	2007	2006	2007	2006

PG&E Corporation Earnings from Operations (1)	$278	$310	$0.77	$0.86	$803	$752	$2.22	$2.09
Items Impacting Comparability (2)
Scheduling Coordinator Cost Recovery (3)	-	55	-	0.15	-	77	-	0.21
Environmental Remediation Liability (4)	-	-	-	-	-	(18)	-	(0.05)
Recovery of Interest on PX Liability (5)	-	28	-	0.08	-	28	-	0.08
Total	-	83	-	0.23	-	87	-	0.24
PG&E Corporation Earnings on a GAAP basis	$278	$393	$0.77	$1.09	$803	$839	$2.22	$2.33

1.	Earnings from operations exclude items impacting comparability.

2.
Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three and nine months ended September 30, 2007, PG&E Corporation did not have any items impacting comparability to report.

3.
Items impacting comparability for the three and nine months ended September 30, 2006 reflect the recovery of approximately $55 million ($0.15 per common share) and $77 million ($0.21 per common share), after tax, respectively, of Scheduling Coordinator (“SC”) costs incurred from April 1998 through September 2006, which were determined by the Federal Energy Regulatory Commission (“FERC”) to be recoverable through the transmission revenue balancing account (“TRBA”).

4.
Items impacting comparability for the nine months ended September 30, 2006 reflect an increase of approximately $18 million ($0.05 per common share), after-tax, in the estimated cost of environmental remediation associated with the Utility’s gas compressor station located near Hinkley, California, as a result of changes in the California Regional Water Quality Control Board’s imposed remediation levels.

5.
Items impacting comparability for the three and nine months ended September 30, 2006 reflect the recovery of approximately $28 million ($0.08 per common share), after-tax, of previously recorded net interest expense on the Power Exchange Corporation (“PX”) liability from April 12, 2004 to February 10, 2005, in the Energy Recovery Bond Balancing Account as a result of completion of the verification audit by the California Public Utilities Commission (“CPUC”) in the Utility's 2005 annual electric true-up proceeding.

Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Net Income in Accordance with GAAP
Third Quarter and Year-to-Date, 2007 vs. 2006
(in millions)

	Three months ended September 30,		Nine months ended September 30,

	Earnings		Earnings (Loss)
	2007	2006	2007	2006
Pacific Gas and Electric Company Earnings from Operations (1)	$279	$292	$808	$729
Items Impacting Comparability (2)
Scheduling Coordinator Cost Recovery (3)	-	55	-	77
Environmental Remediation Liability (4)	-	-	-	(18)
Recovery of Interest on PX Liability (5)	-	28	-	28
Total	-	83	-	87
Pacific Gas and Electric Company Earnings on a GAAP basis	$279	$375	$808	$816

1.	Earnings from operations exclude items impacting comparability.

2.
Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three and nine months ended September 30, 2007, Pacific Gas and Electric Company did not have any items impacting comparability to report.

3.
Items impacting comparability for the three and nine months ended September 30, 2006 reflect the recovery of approximately $55 million and $77 million, after tax, respectively, of SC costs incurred from April 1998 through September 2006, which were determined by the FERC to be recoverable through the TRBA.

4.
Items impacting comparability for the nine months ended September 30, 2006 reflect an increase of approximately $18 million, after-tax, in the estimated cost of environmental remediation associated with the Utility’s gas compressor station located near Hinkley, California, as a result of changes in the California Regional Water Quality Control Board’s imposed remediation levels.

5.
Items impacting comparability for the three and nine months ended September 30, 2006 reflect the recovery of approximately $28 million, after-tax, of previously recorded net interest expense on the PX liability from April 12, 2004 to February 10, 2005, in the Energy Recovery Bond Balancing Account as a result of completion of the verification audit by the CPUC in the Utility's 2005 annual electric true-up proceeding.

PG&E Corporation Earnings per Common Share (EPS) from Operations
Third Quarter 2007 vs. Third Quarter 2006
($/Share, Diluted)

Q3 2006 EPS from Operations (1)	$0.86

Rate base revenue increase	0.09

Tax benefit for capital loss utilization (2)	(0.05)
Recovery of energy supplier litigation costs (2)	(0.03)
LTD Plan savings (2)	(0.02)
Billing OII	(0.02)
Gas transmission revenue	(0.01)
Storm and outage costs	(0.01)
Miscellaneous items	(0.04)

Q3 2007 EPS from Operations (1)	$0.77

Year-to-Date 2007 vs. Year-to-Date 2006
($/Share, Diluted)

Q3 2006 YTD EPS from Operations (1)	$2.09

Rate base revenue increase	0.25
Gas transmission revenue	0.01
Storm and outage costs (3)	0.01
Miscellaneous items	0.01

Tax benefit for capital loss utilization (2)	(0.05)
Recovery of energy supplier litigation costs (2)	(0.03)
LTD Plan savings (2)	(0.02)
Billing OII	(0.02)
Environmental remediation	(0.02)
Share variance	(0.01)
Q3 2007 YTD EPS from Operations (1)	$2.22

1.	For a reconciliation of EPS from operations to EPS on a GAAP basis, see table titled Reconciliation of PG&E Corporation's Earnings from Operations to Consolidated Net Income in Accordance with GAAP.

2.	Benefits realized in 2006 with no similar benefits in 2007.

3.	Costs incurred in 2006 with lower level of costs in 2007.

PG&E Corporation EPS Guidance

2007 EPS Guidance

	Low	High
EPS Guidance on an Earnings from Operations Basis	$2.70	$2.80
Estimated Items Impacting Comparability	$0.00	$0.00
EPS Guidance on a GAAP Basis	$2.70	$2.80

2008 EPS Guidance

	Low	High
EPS Guidance on an Earnings from Operations Basis	$2.90	$3.00
Estimated Items Impacting Comparability	$0.00	$0.00
EPS Guidance on a GAAP Basis	$2.90	$3.00

Management's statements regarding 2007 and 2008 guidance for earnings from operations per common share for PG&E Corporation constitute forward-looking statements that are based on current expectations and assumptions which management believes are reasonable, including that the Utility’s rate base averages $16.9 billion in 2007 and $18.7 billion in 2008, that the Utility earns at least its authorized rate of return on equity, that the Utility’s ratemaking capital structure is maintained at 52 percent equity, and that the Utility is successful in implementing its initiatives to become more efficient and reduce costs.  These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which are outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to timely recover costs through rates;

•	the outcome of regulatory proceedings, including ratemaking proceedings pending at the CPUC and the FERC;

•	the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;

•
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

•
operating performance of the Utility’s Diablo Canyon nuclear generating facilities (“Diablo Canyon”), the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•	the ability of the Utility to recognize benefits from its initiatives to improve its business processes and systems and customer service;

•	whether the Utility’s planned capital investment projects are completed within authorized cost amounts;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•	the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates;

•	the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass; and

•	other factors and risks discussed in PG&E Corporation’s and Pacific Gas and Electric Company’s SEC reports.